UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 15, 2013

Claire’s Stores, Inc.

(Exact name of registrant as specified in its charter)

Florida	1-8899, 333-148108 and 333-175171	59-0940416
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(I.R.S. Employer Identification No.)

2400 West Central Road, Hoffman Estates, Illinois	60192
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 765-1100

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Indenture

On March 15, 2013, Claire’s Stores, Inc. (the “Company”) completed the closing of an offering of $210.0 million aggregate principal amount of 6.125% Senior Secured First Lien Notes due 2020 (the “Notes”). The Notes were issued at par. The Notes were issued by the Company pursuant to an Indenture, dated as of March 15, 2013 (the “Indenture”), by and among the Company, the Company’s direct or indirect wholly-owned domestic subsidiaries (the “Guarantors”) and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and collateral agent (the “Collateral Agent”).

The Notes will mature on March 15, 2020. Interest on the Notes accrues at a rate of 6.125% per annum and is payable semiannually in arrears on March 15 and September 15 of each year, commencing on September 15, 2013.

The Notes are secured on a first-priority basis by substantially all of the assets of the Company and the Guarantors subject to certain exceptions and permitted liens (the “Collateral”) pursuant to the Collateral Agreement and Trademark Security Agreement referred to below. The security interests rank equally with those securing the Company’s senior secured credit facility and the Company’s 9.00% Senior Secured First Lien Notes due 2019.

On or after March 15, 2017, the Company may redeem all or a portion of the Notes, at the prices set forth in the Indenture, plus accrued and unpaid interest to the redemption date. The Company has the option to redeem all or a portion of the Notes, at any time prior to March 15, 2017, at a price equal to 100% of the principal amount of the Notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium, as described in the Indenture. In addition the Company may redeem up to 35% of the original aggregate principal amount of the Notes at a price equal to 106.125% of the aggregate principal amount of the Notes to be redeemed (plus accrued but unpaid interest) with the proceeds of certain equity offerings.

Upon the occurrence of a change of control (as defined in the Indenture), each holder of the Notes may require the Company to repurchase all or a portion of the Notes in cash at a price equal to 101% of the aggregate principal amount of the Notes to be repurchased, plus accrued and unpaid interest, if any, to the date of repurchase.

The Indenture contains covenants that, among other things, limit (subject to exceptions) the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	incur or guarantee additional indebtedness;

•	create or incur certain liens;

•	pay dividends or make other restricted payments;

•	incur restrictions on the payment of dividends or other distributions from its restricted subsidiaries;

•	make certain investments;

•	transfer or sell assets;

•	engage in transactions with affiliates; or

•	merge or consolidate with other companies or transfer all or substantially all of its assets.

If at any time the Notes receive and maintain an investment grade rating by Standard & Poor’s Rating Services and Moody’s Investors Service, Inc. and no default has occurred and is continuing, certain covenants will be terminated.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, failure to pay at maturity or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 30% in principal amount of the then outstanding Notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the Notes to be due and payable.

The Company used approximately $63.3 million of the net proceeds from the Notes offering to purchase approximately $39.0 million aggregate principal amount of the Company’s 9.25% Senior Notes due 2015 (the “Senior Fixed Rated Notes”) and approximately $21.5 million aggregate principal amount of the Company’s 9.625%/10.375% Senior Toggle Notes due 2015 (collectively with the Senior Fixed Rate Notes, the “Senior Unsecured Notes”) pursuant to an Offer to Purchase dated March 1, 2013 (the “Tender Offer”). The Company intends to use the remaining net proceeds of the offering, together with cash on hand, to purchase an additional approximately $149.5 million aggregate principal amount of Senior Notes pursuant to the Tender Offer or a subsequent redemption.

The foregoing description of the Indenture and the Notes is qualified in its entirety by reference to the complete copies of such agreements or instruments that are filed as Exhibits 4.1 and 4.2, respectively to this Form 8-K and are incorporated by reference herein.

Collateral Agreement, Trademark Security Agreement, Joinder Agreement to Second Lien Intercreditor Agreement and Joinder Agreement to First Lien Intercreditor Agreement

In connection with the Indenture, on March 15, 2013, the Company, Claire’s Inc. and the Guarantors entered into (i) the Collateral Agreement, by and among the Company, the Guarantors and the Collateral Agent (the “Collateral Agreement”) pursuant to which the Company and the Guarantors granted a first-priority lien on the Collateral to the Collateral Agent for the benefit of the holders of the Notes and the Acknowledgement and Consent thereto executed by Claire’s Stores Canada Corp., (ii) Simultaneously therewith, CBI Distributing Corp., a wholly-owned first-tier subsidiary of the Company and a Guarantor (“CBI”), also entered into the Trademark Security Agreement by and between CBI and the Collateral Agent (the “Trademark Security Agreement”) granting a lien on CBI’s rights in and to certain trademarks.

In connection therewith, on March 15, 2013, the Trustee and Credit Suisse AG, Cayman Islands Branch, as Applicable Collateral Agent thereunder, entered into Joinder No. 1 (the “First Lien Joinder”) to the Company’s existing First Lien Intercreditor, dated as of March 2, 2012, and the Trustee, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee under the Company’s outstanding 8.875% Senior Secured Second Lien Notes, and The Bank of New York Trust Company, N.A., as Trustee under the Company’s outstanding 9.00% Senior Secured First Lien Notes, entered into Joinder Agreement No. 2 to the Company’s existing Intercreditor Agreement, dated as of March 4, 2011 (the “Second Lien Joinder” and, together with the Collateral Agreement, the First Lien Joinder and the Trademark Security Agreement, the “Security Documents”).

The foregoing descriptions of the Collateral Agreement, the Trademark Security Agreement, the First Lien Joinder and the Second Lien Joinder are qualified in their entirety by reference to the complete copies of such agreements that are filed as Exhibits 10.1, 10.2, 10.3 and 10.4, respectively, to this Form 8-K and are incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 15, 2013, the Company issued the $210 million aggregate principal amount of the Notes. The proceeds were used principally to repurchase the Company’s Senior Notes. The description of the offering, the use of proceeds, the Indenture, the Notes and the Security Documents set forth under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 15, 2013, the Company issued a press release announcing the closing of the offering of the Notes by the Company. A copy of the press release is attached as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit 4.1	Indenture, dated as of March 15, 2013, by and among Claire’s Stores, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

Exhibit 4.2	Form of 6.125% Senior Secured First Lien Notes due 2020 (included in the Indenture filed as Exhibit 4.1 hereto)

Exhibit 10.1	Collateral Agreement, dated as of March 15, 2013, by and among Claire’s Stores, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

Exhibit 10.2	Trademark Security Agreement, dated as of March 15, 2013, by and between CBI Distributing Corp. and The Bank of New York Mellon Trust Company, as Collateral Agent

Exhibit 10.3	Joinder No. 1, dated as of March 15, 2013, by and between The Bank of New York Mellon Trust Company, N.A., as New Agent and Credit Suisse AG, Cayman Islands Branch, as Applicable Collateral Agent

Exhibit 10.4	Joinder Agreement No. 2, dated as of March 15, 2013, by and among the The Bank of New York Mellon Trust Company, N.A., as New Agent, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Trust Company, N.A., as First Lien Agent

Exhibit 99.1	Press Release dated March 15, 2013, announcing the closing of the notes offering by Claire’s Stores, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Claire’s Stores, Inc.

Date: March 19, 2013	By:	/s/ J. Per Brodin
	Name:	J. Per Brodin
	Title:	Chief Financial Officer

Exhibit List

Exhibit 4.1	Indenture, dated as of March 15, 2013, by and among Claire’s Stores, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Trustee and Collateral Agent

Exhibit 4.2	Form of 6.125% Senior Secured First Lien Notes due 2020 (included in the Indenture filed as Exhibit 4.1 hereto)

Exhibit 10.1	Collateral Agreement, dated as of March 15, 2013, by and among Claire’s Stores, Inc., the guarantors party thereto and The Bank of New York Mellon Trust Company, N.A., as Collateral Agent

Exhibit 10.2	Trademark Security Agreement, dated as of March 15, 2013, by and between CBI Distributing Corp. and The Bank of New York Mellon Trust Company, as Collateral Agent

Exhibit 10.3	Joinder No. 1, dated as of March 15, 2013, by and between The Bank of New York Mellon Trust Company, N.A., as New Agent and Credit Suisse AG, Cayman Islands Branch, as Applicable Collateral Agent

Exhibit 10.4	Joinder Agreement No. 2, dated as of March 15, 2013, by and among the The Bank of New York Mellon Trust Company, N.A., as New Agent, Credit Suisse AG, Cayman Islands Branch (f/k/a Credit Suisse, Cayman Islands Branch), as Credit Agreement Agent, The Bank of New York Mellon Trust Company, N.A., as Trustee, and The Bank of New York Trust Company, N.A., as First Lien Agent

Exhibit 99.1	Press Release dated March 15, 2013, announcing the closing of the notes offering by Claire’s Stores, Inc.